SEC13F.LNS                GAMCO ASSET MANAGEMENT INC.

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 09/30/08
                         RUN DATE: 10/29/08 10:00 A.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        2

FORM 13F INFORMATION TABLE ENTRY TOTAL:   1,947

FORM 13F INFORMATION TABLE VALUE TOTAL:   $20,946,111,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   FORM 13F FILE NUMBER   NAME

1     028-10894		     GABELLI FUNDS, LLC
2     028-10598              GABELLI SECURITIES, INC.